UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2016

COMPUTER TASK GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-9410	16-0912632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY		14209
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 882-8000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2016, the Board approved a compensation package for Mr. Arthur W. (“Bud”) Crumlish. In connection with his promotion on July 21, 2016 to Chief Executive Officer and President of the Computer Task Group, Incorporated (the “Company”), Mr. Crumlish will receive an annual base salary of $360,000 and variable incentive target compensation of $360,000. In addition, the Company has granted Mr. Crumlish 180,384 non-qualified stock options (“Options”) under the Company’s 2010 Equity Award Plan (as amended, the “2010 Plan”), which provides for an exercise price equal to the fair market value of the Company’s common stock at the close of trading on the date of grant and a term of ten years, and 16,371 restricted stock units (“RSUs”) under the Company’s 1991 Restricted Stock Plan (as amended, the “1991 Plan”). The Options and RSUs vest in equal, annual installments over a period of four years with the first installment vesting on the first anniversary of the date of grant. The compensation package also provides for other benefits and perquisites, including reimbursement for individual tax services, an allowance for non-covered medical expenses, insurance coverage and other customary benefits.

The foregoing descriptions of the awards under the 2010 Plan and the 1991 Plan do not purport to be complete and are qualified in their entirety by reference to the 2010 Plan and the award agreements thereunder and the 1991 Plan and the award agreements thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED

Date: August 15, 2016	By:	/s/ Peter P. Radetich
Peter P. Radetich
Senior Vice President, General Counsel & Secretary